Exhibit 99.3

                             SONOCO PRODUCTS COMPANY

                    Instructions to Registered Holder and/or
                    DTC Participant from Beneficial Owner
                            for Offer to Exchange its
                              5.625% Notes due 2016
              which have been registered under the Securities Act
                    for any and all of its outstanding 5.625%
                    Notes due 2016 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00, NEW YORK CITY TIME, ON __________, 2004 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or DTC Participant:

         The undersigned hereby acknowledge receipt of the Prospectus, dated , 2004 (the "Prospectus") of Sonoco Products Company, a South Carolina a corporation (the "Corporation"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Corporation's offer (collectively, the "Exchange Offer") to exchange 5.625% Notes due 2016 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 5.625% Notes due 2016 (the "Old Notes"). Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

         $                         of the 5.625% Notes due 2016.
          ------------------------

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

         $                          of the 5.625% Notes due 2016.
          -------------------------

         [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) , (ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes surrendered, and the Corporation will acquire good and unencumbered title to the Old Notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Old Notes are accepted by the Corporation,
(iii) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, (iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in, has an intent to participate in or has an arrangement or understanding with any person to participate in the distribution of the New Notes, (v) if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer or is participating in the Exchange Offer for the purpose of distributing the New Notes, it agrees to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of New Notes and acknowledges that it cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters; (vi) the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, understands that any secondary resale transaction and any resales of New Notes it obtains in exchange for Old Notes acquired by it directly from the Corporation should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities and Exchange Commission; (vii) except as otherwise disclosed in writing with these instructions, neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an "affiliate," as defined in Rule 405 under the Securities Act, of the Corporation and, if the undersigned or any such person is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (viii) if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it may be a statutory underwriter and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s):


--------------------------------------------------------------------------------
Signature(s):


--------------------------------------------------------------------------------
Name (please print):


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Telephone number:


--------------------------------------------------------------------------------
Taxpayer Identification or Social Security Number:


--------------------------------------------------------------------------------
Date:


--------------------------------------------------------------------------------










                                       3